UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)            January 1, 2005

Affiliated Managers Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

600 Hale Street
Prides Crossing, Massachusetts	01965
(Address of Principal Executive Offices)	(Zip Code)

(617) 747-3300
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously announced in October 2004, Sean M. Healey, President and Chief Operating Officer, became Chief Executive Officer on January 1, 2005, succeeding founder and Chairman William J. Nutt in this role. Mr. Nutt remains as Chairman.

Mr. Healey, age 43, joined Affiliated Managers Group, Inc. (the "Company") in 1995 as Executive Vice President and in 1999 became President and Chief Operating Officer. He has been a director of the Company since May 2001. Prior to joining the Company, Mr. Healey was a Vice President in the Mergers and Acquisitions Department at Goldman, Sachs & Co. focusing on financial institutions. Mr. Healey received a J.D. from Harvard Law School, an M.A. from University College, Dublin and an A.B. from Harvard College.

ITEM 9.01             Financial Statements and Exhibits

                (c)           Exhibits.

                Exhibit No.             Description

                99.1                         Press Release issued by the Company on October 26, 2004.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: January 4, 2005	By:	/s/ John Kingston, III
Name: John Kingston, III
Title: General Counsel and Senior Vice
President

                                EXHIBIT INDEX

                Exhibit No.             Description

                99.1                         Press Release issued by the Company on October 26, 2004.